Exhibit 4.2

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

GENOCEA BIOSCIENCES, INC.

WARRANT TO PURCHASE PREFERRED STOCK

This certifies that, for value received,            (the “Holder”) is entitled to subscribe for and purchase a number of fully paid and nonassessable shares of Warrant Stock (as defined below) of Genocea Biosciences, Inc., a Delaware corporation (the “Company”), subject to the provisions and upon the terms and conditions set forth herein and in the Note Purchase Agreement (as defined below), equal to 20% of the Holder’s Initial Note Amount divided by either, (i) the lowest price at which Financing Securities are sold at the Financing if conversion is triggered by a Financing, or (ii) $0.65, if conversion is triggered by a Company Sale Transaction (subject to adjustment from time to time pursuant to the provisions of Section 5 hereof) at the Warrant Price (as defined in Section 2 hereof). Warrant Stock shall mean either, pursuant to the terms of the Note Purchase Agreement, (i) Financing Securities, if conversion is triggered by a Financing, or (ii) Seed Preferred Shares if conversion is triggered by a Company Sale Transaction.

This Warrant  is one of the “Financing Warrants” referred to in that certain Note Purchase Agreement, dated as of January 7, 2008 (as amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”), among the Company and the Purchasers from time to time party thereto and is subject to the terms and conditions set forth therein with respect hereto, which terms and conditions are incorporated herein by reference.  The Holder hereof is entitled to the benefits and subject to the conditions set forth in the Note Purchase Agreement and may enforce the agreements of the Company contained therein, and exercise the respective remedies provided for thereby or otherwise available in respect hereof, all in accordance with the respective terms thereof.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned thereto in the Note Purchase Agreement.

If the Warrant Stock issuable upon exercise of this Warrant shall be converted into shares of the Company’s Common Stock pursuant to the Company’s Certificate of Incorporation (the “Certificate”), this Warrant shall thereafter entitle the Holder to purchase that number of shares of Common Stock into which the number of shares of Warrant Stock for which this Warrant is exercisable would have converted had such shares of Warrant Stock been issued immediately prior to the conversion pursuant to the Certificate at a price per share equal to the Warrant Price at the time of such conversion divided by the number of shares of Common Stock into which each share of Warrant Stock so converted.

1.                                      Term of Warrant.  The purchase right represented by this warrant (hereinafter the “Warrant”) is exercisable, in whole or in part, at any time during the period commencing on the closing of the Financing and continuing until the later of (a) 5 years from the date of the Financing or (b) an initial public offering of stock by the Company.  If a Company Sale Transaction occurs prior to a Financing, the Warrant shall be exercisable for Seed Preferred Shares on the terms described herein and in the Note Purchase Agreement.

2.              Warrant Price.  The initial exercise price of this Warrant shall be equal to either, (i) the lowest price at which Financing Securities are sold at the Financing if conversion is triggered by a Financing, or (ii) $0.65, if conversion is triggered by a Company Sale Transaction (subject to adjustment from time to time pursuant to the provisions of Section 5 hereof)  (the “Warrant Price”).

3.              Method of Exercise; Payment; Issuance of New Warrant.

(a)                                 The purchase right represented by this Warrant may be exercised by the holder hereof during the term of this Warrant, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company and by the payment to the Company, by check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased.  The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.  In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof within 15 days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the holder hereof within such 15 day period.

(b)                                 Net Issue Exercise

(i)                                     In lieu of exercising this Warrant in the manner set forth in Section 3(a) above, Holder may elect to receive shares of Warrant Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder a number of shares of the Warrant Stock computed using the following formula:

Where X = The number of shares of Warrant Stock to be issued to Holder.

Y = The number of shares of Warrant Stock purchasable under this Warrant.

A = The fair market value of one share of the Warrant Stock.

B = Warrant Price (as adjusted to the date of such calculations).

(ii)                                  For purposes of this Section, fair market value of the Warrant Stock shall mean the price per share which the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares, as such price shall be determined by the Board of Directors Company.

4.              Stock Fully Paid; Reservation of Shares.  All Warrant Stock or other stock which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant a sufficient number of shares of its Warrant Stock to provide for the exercise of the rights represented by this Warrant.  The issuance of this Warrant and any shares of Warrant Stock issuable upon exercise of this Warrant will not be subject to pre-emptive rights of any holder of record of stock, or of securities exchangeable for or convertible into stock, of the Company on the date hereof except such rights as have been waived prior to the issuance hereof.

5.              Adjustment of Purchase Price and Number of Shares.  The kind of securities purchasable upon the exercise of this Warrant, the Warrant Price and the number of shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

(a)                                 Reclassification, Consolidation or Merger. If there occurs any capital reorganization or any reclassification of the Company’s capital stock, any consolidation or merger of the Company with or into another company, the sale or conveyance of all or substantially all of the assets of the Company to another entity, or the liquidation, dissolution or winding up of the Company, this Warrant shall thereafter entitle the Holder to purchase the same kind and amounts of securities and other assets which the Holder would have received as a holder of shares if this Warrant had been fully exercised immediately prior to such transaction or any applicable record date for such transaction.  Appropriate adjustments shall be made with respect to the rights and interests of the Holder under this Warrant to the end that the provisions hereof shall thereafter apply as reasonably as they may to the securities or assets thereafter deliverable upon the exercise hereof.  As a condition thereto, the successor company (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume the foregoing obligations by written instrument in form and substance reasonably satisfactory to the Company and delivered to the Holder.  The provisions hereof shall be binding upon such successor company regardless of whether such successor company expressly assumes this Warrant.  The provisions of this subsection (a) shall similarly apply to successive consolidations, mergers and transfers.

(b)                                 Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Warrant Stock, the number of shares of Warrant Stock subject to this Warrant and the Warrant Price shall be proportionately adjusted, so that the aggregate Warrant Price of this Warrant shall remain the same.

(c)                                  Adjustments for Certain Dividends and Distributions.  If the Company declares and pays any dividends or distributions on its Warrant Stock (or on its Common Stock if this Warrant shall have become a Warrant for Common Stock pursuant to the terms hereof), other than those payable in Warrant Stock (or payable in its Common Stock if this Warrant shall have become a Warrant for Common Stock pursuant to the terms hereof) or ordinary cash dividends, this Warrant shall thereafter entitle the Holder to receive upon exercise, in addition to the shares purchased under this Warrant, an amount of cash or other property so declared and paid which is equal to the amount the Holder would have received if this Warrant had been exercised immediately prior to the record date for such dividend or distribution.

(d)                                 Stock Dividends. Upon any subdivision or combination of outstanding shares of Warrant Stock (or of Common Stock if this Warrant shall have become a Warrant for Common Stock pursuant to the terms hereof), and upon any dividend or other distribution payable in shares of Warrant Stock (or payable in Common Stock if this Warrant shall have become a Warrant for Common Stock pursuant to the terms hereof), the number of shares subject to purchase hereunder shall be adjusted by multiplying the number of shares subject to purchase hereunder immediately prior to such event by a fraction, the numerator of which is the number of shares of Warrant Stock (or the number of shares of Common Stock if this Warrant shall have become a Warrant for Common Stock pursuant to the terms hereof) outstanding immediately subsequent to such event and the denominator of which is the number of shares of Warrant Stock (or the number of shares of Common Stock if this Warrant shall have become a Warrant for Common Stock pursuant to the terms hereof) outstanding immediately prior to such event, and the Warrant Price shall thereupon be proportionately decreased or increased so that the total consideration payable upon full exercise of this Warrant shall be unchanged, except that in no event shall the Warrant Price be reduced below the par value per share of the shares issuable hereunder.

(e)                                  Exercise upon a Sale of the Company.  If, prior to a Financing, there is a Company Sale Transaction, the Warrant shall be immediately exercisable into Seed Preferred Shares, at an exercise price equal to $0.64 per share.

6.              Notice of Adjustments.  Whenever the Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall prepare a certificate signed by its president or chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant at the address specified in Section 10(d) hereof, or at such other address as may be provided to the Company in writing by the holder of this Warrant.

7.              Fractional Shares.  No fractional shares of Warrant Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

8.              Compliance with the Act.  The Holder, by acceptance hereof, agrees that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired for investment for such holder’s own account and not with a view toward distribution thereof, and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof unless this Warrant has been registered under the Act and applicable state securities laws or (i) registration under applicable state securities laws is not required and (ii) an opinion of counsel satisfactory to the Company is furnished to the Company to the effect that registration under the Act is not required.

9.              Transfer of Warrant.  This Warrant and the rights granted hereunder may not be transferred or succeeded to by any person without the prior written consent of the Company, except that any Holder may transfer the rights granted hereunder, without the consent of the Company, to any other Holder or any general or limited partner, officer or other affiliate of any Holder.  Subject to compliance with the foregoing sentence and to the provisions of Section 8 hereof, this Warrant and all rights hereunder shall be transferable, in whole or in part, at the office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed.  The last holder of this Warrant as registered on the books of the Company may be treated by the Company and all persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant or to transfer hereof on the books of the Company, any notice to the contrary notwithstanding, unless and until such holder seeks to transfer registered ownership of this Warrant on the books of the Company and such transfer is effected.

10.       Miscellaneous.

(a)                                 No Rights as Shareholder.  The Holder of this Warrant shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised or converted and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

(b)                                 Replacement.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement, or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

(c)                                  Notice of Capital Changes.  In case:

(i)                                     the Company shall declare any dividend or distribution payable to the holders of its Warrant Stock;

(ii)                                  there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization; or

(iii)                               there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give the holder of this Warrant written notice, in the manner set forth in subparagraph (d) below, of the date on which a record shall be taken for such dividend, or distribution or for determining shareholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be.  Such written notice shall be given at least 30 days prior to the transaction in question and not less than 20 days prior to the record date in respect thereof.

(d)                                 Notice.  Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the holder at its address set forth in the Company’s books and records or at such other address as the holder may have provided to the Company in writing.

(e)                                  Modifications.  None of the terms or provisions of this Warrant may be excluded, modified, waived or amended except by a written instrument duly executed by Purchasers holding Notes representing a majority of the aggregate Note Amount outstanding and the Company setting forth the provision so excluded, modified or amended.

(f)                                   No Impairment.  The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions in the Warrant.

(g)                                  Governing Law.  This Warrant shall be governed by and construed under the laws of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, this Warrant is executed as of this 7th day of January, 2008.

GENOCEA BIOSCIENCES, INC.

By:
Name:
Title:

EXHIBIT 1

NOTICE OF EXERCISE

TO:                           GENOCEA BIOSCIENCES, INC.

The undersigned hereby elects to purchase           shares of Warrant Stock of GENOCEA BIOSCIENCES, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

The undersigned represents that the aforesaid shares of Warrant Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

Signature